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Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004 (except for Note 1 as to which the date is April 27, 2004), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-122261) and related Prospectus of Barrier Therapeutics, Inc. for the registration of 4,600,000 shares of its common stock.

                                                  /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 7, 2005